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                                                                    EXHIBIT 3.64

                            ARTICLES OF ORGANIZATION
                                       FOR
                            KAUFMAN STREET WV, LLC

                                   ARTICLE 1.
                                  ORGANIZATION

                  The limited liability company is organized under Chapter 183 of the Wisconsin Statutes.

                                   ARTICLE 2.
                                      NAME

                  The name of the limited liability company shall be Kaufman Street WV, LLC.

                                   ARTICLE 3.
                           REGISTERED OFFICE AND AGENT

                  The registered office of the limited liability company is 111
W. Michigan Street, Milwaukee, Wisconsin 53203, and the registered agent at such office is Roch Carter.

                                   ARTICLE 4.
                                   MANAGEMENT

                  Management of the limited liability company is vested in its member(s).

                                   ARTICLE 5.
                                  ORGANIZATION

                  The name and address of the Organizer is Lori A. Henley, Esq., Corporate Counsel, Extendicare Health Services, Inc., 111 W. Michigan Street, Milwaukee, Wisconsin 53203.